UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 3, 2025

SSR Mining Inc.
(Exact name of Registrant as Specified in Its Charter)

British Columbia
(State or Other Jurisdiction of Incorporation)

001-35455
(Commission File Number)

98-0211014
(I.R.S. Employer Identification No.)

6900 E. Layton Ave., Suite 1300, Denver, Colorado USA 80237
(Address of principal executive offices) (zip code)

(303) 292-1299
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares without par value	SSRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 3, 2025, SSR Mining Inc., a British Columbia corporation (the “Company”), announced that Ms. Leigh Ann Fisher has made the decision to resign from the Board of Directors of the Company (the “Board”) effective as of January 30, 2025 for personal reasons. Until her resignation, Ms. Fisher served on the Audit Committee and Compensation and Leadership Development Committee of the Board. Ms. Fisher’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board on any matter relating to the operations, policies or practices of the Company.

The Company also announced that the Board has appointed Laura Mullen as a director of the Company, effective February 15, 2025. Her term will expire at the next annual meeting of stockholders, which is expected to be in May 2025. Ms. Mullen will receive annual cash and equity retainers for her service as a director consistent with the director compensation program.

Ms. Mullen has nearly 40 years of experience in KPMG’s audit practice, serving in various leadership positions and as lead partner on numerous public companies in the technology and other industries. She is currently a Director of Granite Construction, one of the largest diversified construction and construction materials companies in the United States and serves as the Chair of Granite Construction’s Audit Committee. Ms. Mullen earned a Bachelor of Science in business administration from California State University, Long Beach. She is a certified public accountant in California and member of the American Institute of Certified Public Accountants.

The Board has also appointed Ms. Mullen as a member of the Audit Committee of the Board, effective February 15, 2025.

Ms. Mullen is not party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and there is no arrangement or understanding between Ms. Mullen and any other person pursuant to which Ms. Mullen was appointed to the Board.

A copy of the news release is included as Exhibit 99.1 to the report and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	News Release, dated February 3, 2025 announcing appointment of Laura Mullen to Board of Directors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SSR Mining Inc.

By:	/s/ Michael J. Sparks
Name:	Michael. J. Sparks
Title:	Executive Vice President, Chief Financial Officer

Dated: February 3, 2025